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                                   EXHIBIT 8.1


                     FORM OF OPINION OF HOLLAND & KNIGHT LLP
                                AS TO TAX MATTERS

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[LETTERHEAD OF HOLLAND & KNIGHT LLP]

______________, 2002

Wells Real Estate Investment Trust, Inc.
6200 The Corners Parkway, Suite 250
Atlanta, Georgia 30092

         Re:     Wells Real Estate Investment Trust, Inc.
                 Registration Statement on Form S-11
                 Registration No. 333-85848

Ladies and Gentlemen:

         We have acted as counsel to Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with the registration of 330,000,000 shares of its common stock with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-11, Registration No. 333-85848 (as amended, the "Registration Statement"), which includes the Company's Prospectus (as amended, the "Prospectus"). In connection therewith, we have been asked to provide an opinion regarding certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Prospectus.

         The opinions set forth in this letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings, policies and practices of the Internal Revenue Service (the "Service"), including its practices and policies indicated in private letter rulings (which rulings are not binding on the Service except, in the case of each such ruling, with respect to the specific taxpayer that receives such ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, which changes could adversely affect the opinions rendered herein and the tax consequences to the Company and investors in the Company's common stock.

         In rendering this opinion, we have examined the following documents:
(1) the Registration Statement and the facts and descriptions set forth therein of the Company and its investments, activities, operations and governance; (2) the Company's Articles of Incorporation and Bylaws, each as amended to date, and stock ownership information

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Wells Real Estate Investment Trust, Inc.
______________, 2002
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provided by the Company; and (3) the Certificate of Limited Partnership and
Agreement of Limited Partnership of Wells Operating Partnership, L.P., each as amended to date ("Wells OP").The opinions set forth in this letter also are premised on certain additional information and representations through consultation with officers of the Company, including those contained in the Company's management representation certificate to us dated June __, 2002 (the "Management Representation Certificate"), and the Company's accountants regarding certain facts and other matters (including among other things, representations as to the Company's stock ownership, assets, acquisitions, revenues, and distributions) as are germane to the determination that the Company has been and will be owned and operated in such a manner that the Company has and will continue to satisfy the requirements for qualification as a REIT under the Code.

         We have made such factual and legal inquiries, including the procedures described above and examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents, including the Registration Statement and the Management Representation Certificate. We consequently have relied upon the representation in the Management Representation Certificate that the information presented therein and in other documents or otherwise furnished to us, is accurate.

         In our review, we have assumed, with your consent, that all of the information representations and statements set forth in the documents that we reviewed (including, without limitation, the Management Representation Certificate) are accurate, true and correct, and each of the obligations imposed by any such document on the parties thereto, including obligations imposed under the Articles of Incorporation and Bylaws of the Company and the Wells OP Partnership Agreement, have been and will be performed or satisfied in accordance with their terms, except as specifically set forth otherwise in the Management Representation Certificate. Moreover, we have assumed that the Company and Wells OP have been and will continue to be operated in the manner described in the corporate or partnership organizational documents and in the Prospectus. We assume for the purposes of this opinion that each of the Company and Wells OP is validly organized and duly incorporated or organized under the laws of the jurisdiction of such incorporation or organization. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

         Based upon, subject to, and limited by the assumptions and qualifications set forth herein, in the discussion in the Prospectus under the caption "Federal Income Tax Considerations" (which is incorporated herein by reference), and the discussion herein, we are of the following opinions as of the date hereof:

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Wells Real Estate Investment Trust, Inc.
______________, 2002
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         1. It is more likely than not that the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 2001, and the continued operation of the Company in a manner consistent with the statements made in the Management Representation Certificate and the requirements for REIT qualification as described in the Prospectus will more likely than not enable the Company to continue to meet the requirements for qualification and taxation as a REIT.

         2. The descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be considered material to a holder of the Company's common stock.

         We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter, and we do not undertake to update this opinion letter. The Company's qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code described in the Prospectus with regard to, among other things, the sources of its gross income, the composition of its assets, the level and timing of its distributions to stockholders and the diversity of its stock ownership. Holland & Knight LLP will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company and Wells OP, the sources of their income, the nature of their assets, the level and timing of the Company's distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation of the Company as a REIT. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

         We also note that an opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the Service or the courts. In certain instances with respect to matters for which there is no relevant authority, including the effect of certain transfer restrictions on the ability of the Company to satisfy the requirement for REIT qualification that its shares be transferable, our opinion is based on authorities which we have considered to be analogous even though certain such authorities have been rendered obsolete for unrelated reasons by subsequent authorities. There can be

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Wells Real Estate Investment Trust, Inc.
______________, 2002
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no assurance that positions contrary to our opinions will not be taken by the
Service, or that a court considering the issues would not hold contrary to our opinions.

         We undertake no obligation to update the opinions expressed herein at any time after the date hereof. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the Registration Statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Sincerely yours,

                                                     HOLLAND & KNIGHT LLP